                                                                 Exhibit 10.92

                             EMPLOYMENT AGREEMENT

            AGREEMENT dated March 7, 1997, between BRUCE J. HABER (the "Executive") and HENRY SCHEIN, INC., a Delaware corporation (the "Company").

            The Executive is presently the President and Chief Executive Officer of Micro Bio- Medics, Inc. ("MBM").

            The Company and MBM are parties to an Agreement and Plan of Merger dated the date hereof (the "Merger Agreement"), pursuant to which it is contemplated that HSI Acquisition Corp., a wholly-owned subsidiary of the Company, will be merged with and into MBM.

            The Company desires to employ the Executive, and the Executive desires to be employed by the Company, at the Effective Time, as that term is defined in the Merger Agreement. Accordingly, the parties hereto are entering into this Agreement to set forth and confirm their respective rights and obligations with respect to the Executive's employment by the Company commencing as of the Effective Time.

            The parties agree as follows:

            1. Employment. The Company shall employ the Executive, as of the Effective Time, as Executive Vice President of the Company and President of the Company's medical products group and the Executive shall accept such employment and serve as such, subject to and upon the terms and conditions set forth in this Agreement; provided, however, that this Agreement shall terminate and be of no further force or effect if the Executive shall have died or, in the reasonable judgment of the Company, become disabled (as that term is used in Section 7(a)(i)(A) hereof), or his employment by MBM shall have been terminated for cause (as that term is defined in Section 7(a)(i)(B) hereof), in any such case, prior to the Effective Time. At the Effective Time, the Executive's Employment Agreement with MBM dated February 11, 1992 (the "MBM Agreement"), as amended, shall terminate and be of no further force or effect.

            2. Duties and Authority.

            (a) At all times during his employment with the Company, the Executive shall, subject to the direction and control of the Boards of Directors of the Company and MBM and the Chief Executive Officer of the Company, perform such executive duties and functions as he may be called upon by such Boards or such Chief Executive Officer to perform, consistent with his employment hereunder as Executive Vice President of the Company and President of the Company's medical products group. As President of the Company's medical products group, the Executive shall have the authority customarily vested in the chief executive officer of an operating division, including with respect to such division, day to day authority with respect to, among other matters, purchasing, pricing, sales and the hiring, compensating and discharging of employees, all subject to the overall authority of the Boards of Directors of the Company and MBM and the Chief Executive Officer of the Company.

            (b) The Executive shall devote his full business time and effort to the performance of his duties hereunder; and, to the extent requested by the Board of Directors of the Company or MBM or the Chief Executive Officer of the Company, render such executive services for any other subsidiary or affiliated business of the Company, provided such other subsidiaries or affiliated businesses are engaged principally in sales of medical supplies and equipment; and provided, further, that nothing herein contained shall prevent the Executive from managing his personal investments and participating in charitable and civic endeavors so long as such activities do not materially interfere with the Employee's performance of his duties hereunder.

            3. Compensation.

            (a) The Company shall pay to the Executive for all services to be rendered by him pursuant to this Agreement a base salary at the annual rate of Four Hundred Thousand Dollars ($400,000), payable in accordance with the Company's practices (which, for purposes of this Agreement, means the practices of the Company with respect to its most senior executives as in effect from time to time). Such salary shall be increased each year by an amount determined in good faith by the Board of Directors of the Company, which amount shall be no less than the percentage increase in the cost of living over the preceding year, as determined in accordance with the Company's practices.

            (b) The Executive shall be entitled to a bonus in respect of each fiscal year of the Company during which he is employed hereunder, payable no later than 90 days after the end of each year for which such bonus is payable, in an amount determined in accordance with Exhibit A; provided however, that if the Effective Time occurs after November 30, 1997, in lieu of a bonus calculated pursuant to Exhibit A, the bonus payable hereunder with respect to HSI's fiscal 1997 shall be the amount that would have been payable to the Executive pursuant to Section III(B) of the MBM Agreement with respect to the twelve months ended November 30, 1997.

            (c) At the Effective Time, the Executive shall be granted (i) options to purchase shares of common stock, par value $.01 per share ("Common Stock"), of the Company in accordance with the stock option agreement attached hereto as Exhibit B (the "Option Agreement"); and (ii) restricted Common Stock pursuant to the terms of a Restricted Stock Agreement to be executed and delivered by the Company and the Executive in the form attached hereto as Exhibit D.

            (d) If the performance targets set forth in Exhibit A hereto are met in respect of a fiscal year of the Company during which he is employed hereunder, the Executive shall be entitled to additional grants of options to purchase Common Stock as set forth and in accordance with the form of Option Agreement, such options to be issuable no later than 90 days after the end of each year from which such options are issuable.

            4. Working Conditions and Benefits. While employed by the Company hereunder:

            (a) The Executive shall be entitled to four (4) weeks of paid vacation per year, sick leave, and personal time, all in accordance with the Company's practices.

            (b) The Executive shall be authorized to incur reasonable and necessary expenses for promoting the business of the Company, including expenses for entertainment, travel and similar items, all in accordance with the Company's practices. The Company shall reimburse the Executive for all such expenses, promptly upon presentation by the Executive of an itemized account of such authorized expenditures in accordance with the Company's practices with respect to expense reimbursement.

            (c) The Executive shall be employed by the Company at such executive offices of the Company in New York City, Long Island and Westchester County, as may be determined by the Company from time to time and at no other location without the consent of the Executive, such consent not to be unreasonably withheld. The Executive shall travel on the Company's behalf within and outside such area to the extent necessary to perform his duties hereunder.

            (d) The Company shall provide to the Executive a car allowance sufficient to provide the Executive with a Mercedes 400S model automobile, or comparable automobile, for business use, and shall pay for all other expenses incurred in connection with such use in accordance with the Company's practices with respect to car expense reimbursement.

            (e) The Company shall provide the Executive with term life insurance in an amount equal to twice his annual rate of salary from time to time, payable to the Executive's designee as beneficiary. The Executive hereby represents and warrants to the Company that he is not aware of any reason he would be denied life insurance coverage at prevailing rates for healthy non-smokers of the Executive's age. The Executive shall submit to such medical examinations and take such other actions as shall be reasonably necessary for the Company to provide such life insurance coverage.

            (f) The Company shall provide to the Executive to the full extent provided for under the laws of the Company's state of incorporation and the Company's Certificate of Incorporation and Bylaws, indemnification for any claim or lawsuit which may be asserted against the Executive when acting in such capacity for the Company and/or any subsidiary or affiliated business of a type referred to in Section 2 hereof, provided that said indemnification is not in violation of any Federal or state law, rule or regulation. The Company shall use reasonable best efforts to include the executive as an insured under all applicable directors' and officers liability insurance policies maintained by the Company, and any other subsidiary or affiliated business of a type referred to in Section 2 hereof and shall include him to the same extent as other senior executives of the Company are included.

            5. Other Benefits. While employed by the Company hereunder:

            (a) The Executive shall be entitled to participate in all benefit, welfare and perquisite plans, policies and programs, in accordance with the terms thereof, as are generally provided from time to time by the Company for its senior executive officers and for which the Executive is eligible pursuant to the terms of such plans, policies and programs, including, without limitation, the plans and programs listed on Exhibit C.

            (b) The Company shall use its reasonable best efforts to cause the Executive to be nominated for election to the Company's and MBM's Board of Directors.

            6. Term. The Executive's employment hereunder shall commence at the Effective Time and shall continue until the earlier of (a) the fifth anniversary of the Effective Time, (b) his death, or (c) termination of employment pursuant to Section 7 hereof.

            7. Termination; Non-Renewal.

            (a) Notwithstanding anything to the contrary herein contained, the Executive's employment shall terminate prior to the fifth anniversary of the Effective Time upon the occurrence of any of the following events:

                  (i) by notice given by the Company to the Executive, to terminate the Executive's employment as of a date (not earlier than 10 days from such notice) to be specified in such notice if (A) the Executive shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of 180 days, whether or not continuous, in any period of 12 months, or (B) the Executive shall have given the Company cause therefor. For purposes of this Agreement, "cause" shall be limited to (x) action by the Executive involving willful malfeasance having a material adverse effect on the Company, (y) the Executive being convicted of a felony involving theft, fraud or moral turpitude (other than resulting from a traffic violation or like event), or (z) any other action by the Executive constituting a material breach of this Agreement which is not cured within 30 days after notice from the Company thereof;

                  (ii) by notice given by the Executive to the Company to terminate the Executive's employment as of a date (not earlier than 10 days from such notice) to be specified in such notice if the Company shall have given the Executive good reason therefor. For purposes of this Agreement, "good reason" shall be limited to a material breach by the Company of this Agreement, which breach is not cured within 30 days after notice from the Executive thereof.

            (b) Upon the Executive's death or termination of the Executive's employment pursuant to Section 7(a)(i)(A), the Executive (or his estate, as the case may be) shall be entitled to receive only (i) his unpaid salary at the rate provided in Section 3(a) to the date of termination, (ii) any unpaid bonus pursuant to Section 3(b) in respect of the fiscal year of the Company ended prior to the year in which such termination occurs, and (iii) an amount equal to such bonus in respect of such prior fiscal year multiplied by a fraction the numerator of which shall be the number of days that shall have elapsed from the first day of the fiscal year in which such termination occurs to the date of such termination and the denominator of which shall be 365 (the aggregate amounts referred to in (i), (ii) and (iii) being hereinafter referred to as the "Accrued Obligations"). The Accrued Obligations shall be paid within 30 days of the termination of the Executive's employment.

            (c) Upon termination of the Executive's employment hereunder pursuant to Section 7(a)(ii) hereof or by the Company other than pursuant to
Section 7(a)(i) hereof, the Executive shall be entitled to receive only (i) the Accrued Obligations, (ii) continuation of the Executive's base salary for a period after the date of such termination equal to the unexpired term of this Agreement but in no event less than eighteen months at the rate in effect at such date of termination, and (iii) during the one-year period following such termination, continuation of the participation of the Executive and his spouse and dependent children, if any, in all health and medical benefit plans, policies and programs in effect from time to time with respect to the most senior executive officers of the Company and their families generally (at the same levels and at the same cost, if any, as provided to such officers generally). Notwithstanding anything to the contrary contained in the preceding clause (iii), if the continued participation of the Executive and such family members thereunder is not possible under the general terms and provisions thereof, the Company shall provide such benefits at such levels to the Executive and such family members either by obtaining other insurance or by self-insuring such amounts, net of any reimbursement any of them shall receive with respect to health and medical costs from insurance other than pursuant to such clause
(iii); provided, however, that prior to receiving benefits hereunder from the Company, the Executive and such family members shall first endeavor to obtain reimbursement with respect to health and medical costs from other insurance the Executive and such family members may own, if any, provided that such reimbursement can be obtained without unreasonable effort or expense on the part of the Executive and such family members. The Executive is hereby expressly not required to mitigate damages or seek any other employment; provided, however, that any amounts that the Executive may receive from any other employment or consulting engagement during the one-year period following such termination shall reduce in equal amounts the amounts that the Company otherwise is obligated to pay to the Executive pursuant to clause (ii) of this Section 7(c).

            (d) Upon termination of the Executive's employment hereunder pursuant to Section 7(a)(i)(B) hereof or by the Executive other than pursuant to
Section 7(a)(ii) hereof, the Executive shall be entitled to receive only (i) his salary at the rate provided in Section 3(a) to the date of such termination, and
(ii) any unpaid bonus pursuant to Section 3(b) in respect of the fiscal year of the Company ended prior to the year in which such termination occurs.

            (e) If the Company does not offer to extend the term of this Agreement from and after the fifth anniversary of the Effective Time, and the Executive is employed by the Company at such date, the Executive shall be entitled to receive continuation of the Executive's base salary for a period of one year after such fifth anniversary at the rate in effect at such anniversary.

            8. Confidentiality and Non-Competition. In view of the unique and valuable services it is expected the Executive will render to the Company, the Executive's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company and its customers and suppliers, and in consideration of the compensation to be received hereunder, the Executive agrees that he will not, during his employment with the Company and (x) for three years thereafter in the case of a termination pursuant to Section 7(a)(i) of this Agreement, (y) for one-half of the unexpired term of this Agreement but not less than one year in case of a termination pursuant to Section 7(a)(ii) of this Agreement or a termination by the Company other than pursuant to Section 7(a)(i) of this Agreement, and (z) for two years in case of a non-renewal pursuant to Section 7(e) of this Agreement: (a) directly or indirectly engage or be interested (whether as owner, partner, lender, consultant, employee, agent, supplier, distributor or otherwise) in any business, activity or enterprise which competes with any aspect of the business conducted by the Company or any of the Company's affiliates (including MBM) at any time prior to termination of his employment with the Company; (b) except on behalf of the Company, directly or indirectly employ or otherwise engage, or offer to employ or otherwise engage, any person who is then (or was at any time within one year prior to the time of such employment, engagement or offer thereof) an employee or sales representative of the Company or any of the Company's affiliates (including MBM); or (c) except on behalf of the Company, solicit any business from any person or entity that has been a customer of the Company or any of the Company's affiliates (including MBM) or directly or indirectly induce or influence any customer, supplier or other person that has a business relationship with the Company or any of the Company's affiliates (including MBM) to discontinue or reduce the extent of such relationship with the Company or any of the Company's affiliates (including MBM); and provided further, that nothing herein contained shall preclude the Executive (i) from holding not more than two (2%) percent of the total outstanding stock of a publicly held company, and (ii) at any time after termination of his employment hereunder, soliciting any business from any person or entity that has been a customer of the Company or any of the Company's affiliates (including MBM), provided such solicitation does not involve the offer of products or services comparable to, or that could be reasonably deemed in substitution for, products or services theretofore offered by the Company or any of the Company's affiliates (including MBM) and (iii) investing in (provided he owns no more than 5% of the outstanding equity) and serving on the board of directors of an entity currently developing software to enable manufacturers of medical products to track rebates. In addition, the Executive shall never use or divulge any trade secrets, customer or supplier lists, pricing information, marketing arrangements or strategies, business plans, internal performance statistics, training manuals or other information concerning the Company or its affil iates that is competitively sensitive or confidential, except on behalf of the Company, and shall not conduct himself in a manner that would reasonably be expected to adversely affect the Company in any material respect, including but not limited to making knowingly false, misleading or negative statements, either orally or in writing, about the Company or its affiliates, or their respective directors, officers or employees; provided, however, that this sentence shall not apply to the following: (i) information which is already in the public domain at the time of its disclosure to the Executive; (ii) information which, after its disclosure to the Executive, becomes part of the public domain by publication or otherwise other than through the Executive's act; (iii) information which was in the Executive's possession before it was disclosed to him by the Company as shall be evidenced by written documents dated prior to the time of disclosure; (iv) information which the Executive received from a third party having the right to make such disclosure without restriction on disclosure or use thereof; or (v) information which the Executive is legally compelled to disclose. Because the breach or attempted or threatened breach of this restrictive covenant will result in immediate and irreparable injury to the Company for which the Company will not have an adequate remedy at law, the Company shall be entitled, in addition to all other remedies, to a decree of specific performance of this covenant and to a temporary and permanent injunction enjoining such breach, without posting bond or furnishing similar security. The provisions of this Section 8 are in addition to and independent of any agreements or covenants contained in any consulting or other agreement between the Company and the Executive. If any restriction contained in this Section 8 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

            9. Representations and Warranties.

            (a) The Company represents and warrants to the Executive that the Company has the full legal corporate power to execute and deliver this Agreement and the agreements referred to herein. The execution, delivery and performance of this Agreement and such other agreements have been duly authorized by the Company's board of directors and do not conflict with or result in a breach of any provision of (i) the Certificate of Incorporation or Bylaws of the Company,
(ii) any material agreement, commitment or other instrument to which the Company is a party or by which it is bound or (iii) any order, judgment or decree of any court or arbitrator.

            (b) The Executive represents and warrants to the Company that the execution and delivery of this Agreement and the performance of his obligations pursuant hereto do not conflict with or result in a breach of any provisions of any (i) material agreement, commitment, or other instrument to which the Executive is a party or by which the Executive is bound or (ii) order, judgment or decree of any court or arbitrator.

            10. Amendment and Modification; Waiver. This Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of the parties.The waiver by either party of any breach or violation of any provision of this agreement shall not operate or be construed as a waiver of any subsequent breach.

            11. Notice. All notices required to be given under the terms of this agreement shall be in writing and shall be deemed to have been duly given if delivered to the addressee in person or mailed by certified mail, return receipt requested, as follows:

      If to the Company, addressed to:

            Henry Schein, Inc.
            135 Duryea Road
            Melville, New York 11747
            Attention:  Mark E. Mlotek, Esq.


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

      With a copy to:

            Proskauer Rose Goetz & Mendelsohn LLP
            1585 Broadway
            New York, New York 10036
            Attention:  Robert A. Cantone, Esq.

      If to the Executive, addressed to:

            Bruce J. Haber
            989 Marcel Road
            Baldwin Harbor, NY  11510

      With a copy to:

            Otterbourg, Steindler, Houston & Rosen P.C.
            230 Park Avenue
            New York, New York 10169
            Attention:  Donald N. Gellert, Esq.

or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph.

            12. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            13. Entire Agreement; Benefit. This Agreement constitutes the entire agreement and supersede all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof. This agreement shall inure to and shall be binding upon the parties hereto, the successors and assigns of the Company and the heirs and personal representatives of the Executive.

            14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the provisions thereof relating to conflicts of law.

            15. Attorney's Fees. If the Executive shall engage counsel to bring suit against HSI and/or MBM to enforce his rights hereunder, the Executive shall be entitled to be reimbursed by HSI for the reasonable fees and expenses of such counsel incurred in connection with such suit if the Executive is the prevailing party in such suit.

            16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.



                                          ------------------------------------
                                          BRUCE J. HABER


                                          HENRY SCHEIN, INC.


                                          By:
                                             ---------------------------------
                                                Authorized Officer

                                   EXHIBIT A

Fiscal 1997

If Adjusted Pre-Tax Earnings (as defined below) is greater than $6 million an amount equal to $65,000, plus, if Adjusted Pre-Tax Earnings is $7,000,000 or more an additional amount equal to $135,000 multiplied by a fraction, the numerator of which is the excess of such Adjusted Pre-Tax Earnings over $7 million (such excess not to exceed $1 million) and the denominator of which is 1,000,000. In determining whether any adjustment with respect to the foregoing is necessary or desirable, the Compensation Committee of the Board of Directors shall take into account synergies achieved with, and contribution to, the Company's medical products division.

            For purposes of the preceding paragraph, "Adjusted Pre-Tax Earnings" shall mean, net income of MBM for the twelve-month period ending in December, 1997, less the base salary and cost of benefits payable or provided pursuant to this agreement with respect to such period, before income taxes, as determined in accordance with generally accepted accounting principles consistently applied (but with charges for corporate overhead and for inter-corporate borrowing costs in a manner consistent with charges to other divisions of the Company and in no event in a proportion greater than the percentage which the division sales bear to total Company sales) adjusted as follows: pre-tax earnings will be after all bonuses paid to MBM employees, will include financing costs for all payments and expenses related to the Merger and associated transactions.

Fiscal 1998-2001

An amount, not less than $200,000, determined by the Compensation Committee of the Company's Board of Directors upon achievement by the executive of performance targets to be set by such Committee in consultation with the Executive. Among the matters to be taken into account by the Compensation Committee in connection with its determination shall be synergies achieved with, and contribution to, the Company's medical products division.

                                                                     EXHIBIT B
                                                                   (as revised)

                               HENRY SCHEIN, INC.
                            CLASS B OPTION AGREEMENT
                                 PURSUANT TO THE
                             1994 STOCK OPTION PLAN


            AGREEMENT dated _____________, 1997, between Henry Schein, Inc. (the "Corporation") and Bruce J. Haber (the "Participant").

                              Preliminary Statement

            The Stock Option Committee of the Board of Directors of the Corporation (the "Committee"), pursuant to the Corporation's 1994 Stock Option Plan, as amended (the "Plan"), has authorized the granting to the Participant, as a Key Employee, of a nonqualified stock option (the "Option") to purchase the number of shares of the Corporation's Common Stock, par value $.01 per share, set forth below. The parties hereto desire to enter into this Agreement in order to set forth the terms of the Option. Capitalized terms used but not defined herein shall have the same meanings as set forth in the Plan.

            Accordingly, the parties hereto agree as follows:

            A. Tax Matters. No part of the Option granted hereby is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended.

            B. Grant of Option. Subject in all respects to the Plan and the terms and conditions set forth herein, the Participant is hereby granted the Option to purchase from the

Corporation up to 1 shares (the "Shares"), at a price per Share of $ 2 (the "Option Price"). Subject to Sections D and E hereof, the Option may be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein.

            C. Restriction on Transfer. The Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution and during the lifetime of the Participant may be exercised only by the Participant or his guardian or legal representative, provided, however, that, from and after the date that the Plan is amended to provide for such transfers, the Options may be transferred by the Participant to his wife or daughter or to trusts the sole beneficiaries of which are the Participant's wife or daughter. Except as provided in

----------

1/ At the Effective Time, pursuant to Section 3(c) of the Participant's employment agreement with the Corporation, the Participant will be issued options ("Closing Options") to purchase shares of the Corporation's Common Stock having a value of $1,000,000 determined by application of the Block-Scholes formula in the same manner in which it is applied in granting options to the Corporation's other most senior executives. In addition, and subject to the satisfaction of the performance targets set forth in Exhibit A thereto, pursuant to Section 3(d) of the Participant's employment agreement with the Corporation, the Participant will be issued options ("Annual Option") to purchase shares of the Corporation's Common Stock in respect of each fiscal year of the Corporation during which he is employed under the employment agreement, issuable no later than 90 days after the end of each year for which such options are issuable, such number of Annual Options to have a value of $170,000 determined by application of the Block-Scholes formula in the same manner in which it is applied in granting options to the Corporation's other most senior executives:


      The value of options to be granted after the Effective Time shall be increased or decreased, as the case may be, to reflect the cumulative change in the cost of living between the date of the Effective Time and the date of grant, using as the basis of such computation the Consumer Price Index - Urban Wage Earners (1982-1984 = 100) (the "Index") or, in the event such Index is no longer published, such other index as is determined to be comparable by the Committee.

2/    In all cases, the fair market value on the date of grant.

the preceding sentence, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option not expressly permitted hereby, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.

            D. Term of Option. Unless terminated as provided below or otherwise pursuant to the Plan, the Option shall expire on the tenth anniversary of the date of grant.

            E.    Exercise of Option.

                  1. No Options may be exercised unless and until such Options shall have become vested. 3 of the Options granted hereunder shall automatically and immediately vest on each of the 4 anniversaries of the date hereof, provided that the Participant is employed by the Corporation on such anniversary dates. The Chief Executive Officer of the Corporation shall have the right to accelerate the vesting of any such Options in his sole discretion.

            2. The Option may be exercised by the Participant by delivering notice to the Committee of the election to exercise the Option and of the number of Shares with respect to
----------

3/ "One-fifth (1/5)" in the case of Closing Options; and "One-third (1/3)" in the case of Annual Options.

4/ "first, second, third, fourth and fifth" in the case of Closing Options; and "first, second and third" in the case of Annual Options.

which the Option is being exercised, which notice shall be accompanied by payment in full for the Shares. Payment for such Shares may be made as follows:

                        (a) In cash or by certified check, bank draft or money order payable to the order of the Corporation;

                        (b) Through the delivery of unencumbered Shares (including Shares to be acquired under the Options then being exercised) provided such Shares (or such Option) have been owned by the Participant for at least six months, or such longer period as required by applicable accounting standards to avoid a charge to earnings;

                        (c) If so permitted by the Committee (i) through a combination of Shares and cash as provided above, (ii) by delivery of a promissory note of the Participant to the Corporation, or (iii) by a combination of cash (or cash and Shares) and the Participant's promissory note; provided, that, if the Shares delivered upon exercise of the Option is an original issue of authorized Shares, at least so much of the exercise price as represents the par value of such Shares shall be paid in cash or by a combination of cash and Shares; or

                        (d) On such terms and conditions as may be acceptable to the Committee and in accordance with applicable law.

                  3. Upon receipt of payment and satisfaction of the requirements, if any, as to withholding of taxes set forth in the Plan, the Corporation shall deliver to the Participant as soon as practicable a certificate or certificates for the Shares then purchased.

                  4. The exercise of any Option after termination of employment shall be subject to satisfaction of the conditions precedent that the Participant be in compliance with Section

8 of his employment agreement with the Corporation (as amended, revised or replaced from time to time, the "Employment Agreement"). If the Participant exercises his Options and the Corporation determines that the Participant subsequently (within a year following termination of employment) engages in conduct which would have breached such Section 8 had it taken place prior to exercise of the Options, then the Participant hereby agrees to immediately return to the Corporation any financial benefit he received from the Options upon request of the Corporation.

                  5. Upon a change in control (as defined in the Plan), the Options shall immediately become vested, unless two-thirds of members of the Board of Directors have approved the change of control, in which event, there shall be no accelerated vesting of the Options.

            F.    Termination of Employment.

                  1. Death, Disability, Retirement. Subject to Section E hereof, upon termination of employment by reason of death or normal retirement on or after the Company's normal retirement age, or pursuant to Section 7(a)(i) of the Employment Agreement, all outstanding Options then exercisable and not exercised by the Participant prior to such termination of employment shall remain exercisable by the Participant (to the extent exercisable by such Participant immediately prior to such termination) for a period of one (1) year from the date of termination of employment. All Options not yet exercisable on the date of termination of employment because of vesting provisions or otherwise shall be canceled.

                  2. Cause or Voluntary Termination. Upon termination of employment of a Participant under the Employment Agreement for Cause (as defined therein) or by the

Participant under the Employment Agreement without Good Reason (as defined therein) or any other written agreement between the Participant and the Company, all outstanding Options shall immediately be canceled.

                  3. Other Termination. In the event of termination of employment for any reason other than as provided in Sections F(1) or F(2), all outstanding Options not exercised by the Participant prior to such termination of employment shall, subject to Section E hereof, remain exercisable (to the extent exercisable by such Participant immediately before such termination) for a period of three (3) months after such termination. All Options not yet exercisable on the date of termination of employment because of vesting provisions or otherwise shall be canceled. Notwithstanding the foregoing, if the Participant terminates his employment for Good Reason, as defined therein, or the Company terminates the Participant's employment with the Company without Cause (as defined in the Employment Agreement), all options shall thereafter automatically vest and be exercisable in accordance with the provisions of this Agreement for a period of three months from the date of such termination. 5

            G. Rights as a Stockholder. Participant shall have no rights as a stockholder with respect to any Shares covered by the Option until Participant shall have become the holder of record of the Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares except as otherwise specifically provided for in the Plan.

----------

5/ The treatment of termination for Cause or without Good Reason shall apply only to the Options granted at the Effective Time.

            H. Provisions of Plan Control. This Agreement is subject to all of the terms, conditions and provisions of the Plan and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. A copy of the Plan is available to you at the offices of the Corporation, and the terms thereof are incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

            I. Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

            If to the Corporation, to:

                  Henry Schein, Inc.
                  135 Duryea Road
                  Melville, New York  11747
                  Attention:  Corporate Secretary

            If to the Participant, to:

                  the address indicated on the signature page at the end of this Agreement.

            J. Rights of Employer. This Agreement does not guarantee that the Corporation will employ the Participant for any specific time period, nor does it modify in any respect the Corporation's right to terminate or modify the Participant's employment or compensation.

            K. Withholding. The Corporation shall be entitled to withhold (or, in its discretion, secure payment from the Participant in cash or other property in lieu of withholding) the amount of any Federal, state or local taxes required by law to be withheld by the Corporation for any Shares deliverable under this Agreement, and the Corporation may defer such delivery unless such withholding requirement is satisfied.

            IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                          HENRY SCHEIN, INC.


                                          By:__________________________
                                                Authorized Officer


                                          ------------------------------
                                          BRUCE J. HABER
                                          Address: 989 Marcel Road
                                          Baldwin Harbor, NY 11510

                                   EXHIBIT C

1.    Participation in the Company's SERP and profit sharing program.

2. A "golden parachute" equal to 2.99 times "average annual base compensation". See form of agreement attached.

                                                                  (as revised)

            AGREEMENT dated [CLOSING DATE], among HENRY SCHEIN, INC., a Delaware corporation (the "Company"), and BRUCE J. HABER (the "Executive").

            The Company and the Executive are parties to an Employment Agreement dated March 7, 1997 (the "Employment Agreement"). Each capitalized term used herein and not otherwise defined shall have the meaning given such term in the Employment Agreement.

            The parties agree as follows:

            1. If the Executive's employment with the Company terminates for any reason other than (i) the Executive's death, (ii) the Executive's termination of his employment without good reason (as that term is used in Section 7(a)(ii) of the Employment Agreement), or (iii) by the Company pursuant to Section 7(a)(i) of the Employment Agreement, within two years after a Significant Date, the Company will pay, within 30 days after the date of such termination, the Executive (the "Termination Payment"), in full satisfaction of all its obligations hereunder, severance equal to (x) the product of (A) the base salary and automobile allowance paid to the Executive during the three months immediately preceding the date of termination (not including incentive compensation or any non-cash compensation) and (B) the number of full months the Executive had been employed by the Company prior to the termination, with a minimum severance pay equal to eighteen months' base salary (plus eighteen months' automobile allowance) and a maximum severance pay equal to thirty-six months' base salary (plus thirty-six months' automobile allowance), plus (y) three times the amount of bonus, if any, paid to the Executive for the full fiscal year preceding the termination; provided, however, that the maximum amount payable under this Section 1 shall be limited to the amount which when added to all other payments (or the value of all other benefits) that are received by the Executive from the Company and which are "contingent upon a change in control" as such term is defined in the Internal Revenue Code of 1986 (the "Code") would not constitute a "parachute payment" (as such term is defined on the date hereof by the Code, i.e. the aggregate present value of the payments in the nature of compensation to such individual which are contingent on such change would be less than three (3) times the "base amount" as such term is defined on the date hereof by the Code); and provided further, however, that the Termination Payment shall be reduced to the extent that the Executive is entitled to cash and/or benefits as a result of the termination of employment (other than cash and/or benefits accrued to the date of termination). The term that the Executive has been employed by the Company for purposes of this Agreement shall include the term of his employment by Micro Bio-Medics, Inc. ("MBM") prior to the Effective Time (as defined in the Agreement and Plan of Merger by and among the Company, MBM and HSI Acquisition Corp. dated as of March 7, 1997).

            The Termination Payment payable pursuant to this Section 1 will not be subject to offset on account of any remuneration paid or payable to the Executive for any subsequent employment the Executive may obtain, whether during or after the period during which the

Termination Payment is made and the Executive shall have no obligation whatsoever to seek any subsequent employment.

            2. In all events, the Termination Payment will be subject to any applicable payroll or other taxes required to be withheld.

            3. The Company will reimburse the Executive for reasonable attorneys' fees and expenses incurred by the Executive if the Executive is employed hereunder and prevails against the Company with respect to a claim hereunder.

            4. This Agreement shall be binding upon and inure to the benefit of the Executive and his legal representatives and the Company and any assignee or successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company.

            5. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, may not be modified or terminated orally, and shall be construed and governed in accordance with the laws of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          HENRY SCHEIN, INC.


                                          By:______________________________
                                                Authorized Officer


                                          ---------------------------------
                                          BRUCE J. HABER

                                  SCHEDULE A

            A "Significant Date" shall be deemed to have occurred if after the date hereof: (i) any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof), excluding (A) the Company, (B) any "Subsidiary" thereof, (C) any employee benefit plan sponsored or maintained by the Company, or any Subsidiary thereof (including any trustee of any such plan acting in his or her capacity as trustee) and (D) any person who (or group which includes a person who) is the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) as of January 1, 1995 of at least fifteen percent (15%) of the common stock of the Company, becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of shares of the Company having at least thirty percent (30%) of the total number of votes that may be cast for the election of directors of the Company; (ii) the shareholders of the Company shall approve any merger or other business combination of the Company, sale of all or substantially all of the Company's assets or combination of the foregoing transactions (a "Transaction"), other than a Transaction involving only the Company and one or more of its Subsidiaries, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity (excluding for this purpose any shareholder owning directly or indirectly more than ten percent (10%) of the shares of the other company involved in the Transaction if such shareholder is not as of January 1, 1994, the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of at least fifteen percent (15%) of the common stock of the Company); (iii) within any twenty-four
(24) month period beginning on or after the date hereof, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the board of directors of the Company or the board of directors of any successor to the Company (the "Board"), provided that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act or any successor provision); or (iv) a Voting Trust Termination Date, as such term is defined in the Voting Trust Agreement dated as of September 30, 1994 among the Company, Stanley Bergman, as voting trustee and others. Notwithstanding the foregoing, no Significant Date shall be deemed to have occurred for purposes of this Agreement by reason of any Transaction which shall have been approved by at least two-thirds of the Incumbent Directors.

                                                                     EXHIBIT D
                                                                  (as revised)

                          RESTRICTED STOCK AGREEMENT

            THIS AGREEMENT, made this _____ day of __________, 1997, by and between HENRY SCHEIN, INC., a Delaware corporation (the "Company"), and BRUCE J. HABER, (the "Executive").

            WHEREAS, in consideration of his agreement not to compete with the Company, the Company has agreed to issue the Executive _________________* shares of its Common Stock, par value $.01, per share.

            WHEREAS, such shares are to be subject to certain restrictions.

            NOW, THEREFORE, the company and the Executive agree as follows:

1.    Grant of Shares

            The Company is issuing to the Employee _________6 shares of Common Stock of the Company, par value $.01 (the "Shares"). Pursuant to Section 3 hereof, the Shares are subject to certain restrictions, which restrictions shall expire at various times with regard to portions of the Shares. While such restrictions are in effect, the Shares subject to such restrictions shall sometimes be referred to herein as "Restricted Stock".
----------
6/ A number of shares equal to the quotient of $1 million divided by the average of the closing sales prices of Company Common Stock as reported by NASDAQ for the 20 trading days preceding the date upon which the Effective Time occurs.

            2. Restrictions on Transfer.

            The Employee shall not sell, transfer, pledge, hypothecate, assign or otherwise dispose of the Shares, except as set forth in this Agreement. Any attempted sale, transfer, pledge, hypothecation, assignment or other disposition of the Shares in violation of this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue "stop transfer" instructions to its transfer agent.

            3.    Restricted Stock.

                  3.1 Deposit of Certificates. The Executive will deposit with and deliver to the Company the stock certificates representing the Restricted Stock, each duly endorsed in blank or accompanied by stock powers duly executed in blank. In the event the Executive receives a stock dividend on the Restricted Stock or the Restricted Stock is split or the Executive receives any other shares, securities, moneys or property representing a dividend on the Restricted Stock (other than regular cash dividends on and after the date of this Agreement) or representing a distribution or return of capital upon or in respect of the Restricted Stock or any part thereof, or resulting from a split-up, reclassification or other like changes of the Restricted Stock, or otherwise received in exchange therefor, and any warrants, rights or options issued to the Executive in respect of the Restricted Stock (collectively "RS Property"), the Executive will also immediately deposit with and deliver to the Company any of such RS Property, including any certificates representing shares duly endorsed in blank or accompanied by stock powers duly executed in blank, and such RS Property shall be subject to the same restrictions, including that of this Section 3.1, as the Restricted Stock with regard to which they are issued and shall herein be encompassed within the term "Restricted Stock."

                  3.2 Rights with Regard to Restricted Stock. The Executive will have the right to vote the Restricted Stock, to receive and retain all regular cash dividends payable to holders of Common Stock of record on and after the issuance of the Restricted Stock (although such dividends shall be treated, to the extent required by law, as additional compensation for tax purposes if paid on Restricted Stock), and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to the Restricted Stock, with the exceptions that (i) the Executive will not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until the restriction period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled, (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock and the other RS Property during the restriction period, (iii) no RS Property shall bear interest or be segregated in separate accounts during the restriction period and (iv) the Executive may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock during the restricted period.

                  3.3 Vesting. The Restricted Stock shall become vested and cease to be Restricted Stock (but still subject to the other terms of this Agreement) as to one-tenth of the Shares on each anniversary of the date hereof if the Executive has been continuously employed by the Company or its subsidiaries within the meaning of Section 424 of the Internal Revenue Code (the "Control Group") until such date.

                  There shall be no proportionate or partial vesting in the periods prior to each such anniversary and all vesting shall occur only on such anniversary provided that, if the (a) the Executive dies, (b) Executive's employment is terminated by the Company without cause as such term is used in the Executive's Employment Agreement with the Company dated the date hereof (the "Employment Agreement"), (c) his employment is terminated by him for good reason, as such term is used in the Employment Agreement, (d) his employment is terminated pursuant to Section 7(a)(i)(A) of the Employment Agreement, (e) a Significant Date shall have occurred as that term is defined in Schedule A to Exhibit C to the Employment Agreement, or (f) the Executive's employment terminates prior to the tenth anniversary of the date hereof as a result of the Company's failure to offer to renew, upon substantially the same terms (other than term), any employment between the Company and the Executive upon the expiration of its term, he shall also vest at such time in the Restricted Stock that would otherwise have vested on each succeeding anniversary of the date hereof. When any Restricted Stock becomes vested, the Company shall promptly issue and deliver to the Executive a new stock certificate registered in the name of the Executive for such Shares without the legend set forth in Section 4(a) hereof and deliver to the Executive any related other RS Property.

                  3.4 Forfeiture. In the event that the employment of the Executive with the Company terminates, or is terminated, for any reason whatsoever, other than those described in the second paragraph of Section 3.3, the Executive shall forfeit to the Company, without compensation, all unvested Restricted Stock (but no vested portion of the Shares); provided that, in the event of death or disability of the Executive, the Compensation Committee of the Board of

Directors of the Company may, in its sole discretion, but shall not be obligated to, fully vest and not forfeit all or any portion of the Executive's Restricted Stock.

                  3.5 Adjustments. In the event of any stock dividend, split up, split-off, spin-off, distribution, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or liquidation or the like, the Restricted Stock shall, where appropriate in the sole discretion of the Compensation Committee of the Board of Directors of the Company, receive the same distributions as other shares of Common Stock or be adjusted either on the same basis as other shares of Common Stock or on some other basis as determined by the Compensation Committee of the Board of Directors. In any such event, the Compensation Committee of the board of Directors may, in its sole discretion, determine to award additional Restricted Stock in lieu of the distribution or adjustment being made with respect to other shares of Common Stock. In any such event, the determination made by the Compensation Committee of the Board of Directors shall be conclusive. The Compensation Committee of the Board of Directors may, in its sole discretion, at any time fully vest and not forfeit all or any portion of the Executive's Restricted Stock.

                  3.6 Withholding. The Employee agrees that, subject to subsection 3.7 below,

                        (a) No later than the date on which any Restricted Stock shall have become vested, the Executive will pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to any Restricted Stock which shall have become so vested;

                        (b) The Company shall, to the extent permitted by law,
                  have the right to deduct from any payment of any kind otherwise due to the Executive any federal, state or local taxes of any kind required by law to be withheld with respect to any Restricted Stock which shall have become so vested; and

                        (c) In the event the Executive does not satisfy (a)
                  above on a timely basis, the Company may, but shall not be required to, pay such required withholding and treat such amount as a demand loan to the Employee at the maximum rate permitted by law, with such loan, at the Company's sole discretion and provided the Company so notifies the Employee within thirty (30) days of the making of the loan, secured by the Shares and any failure by the Executive to pay the loan upon demand shall entitle the Company to all of the rights at law of a creditor secured by the Shares. The Company may hold as security any certificates representing any Shares and, upon demand of the Company, the Executive shall deliver to the Company any certificates in his possession representing Shares together with a stock power duly endorsed in blank.

                  3.7 Section 83(b). If the Executive properly elects (as required by Section 83(b) of the Internal Revenue Code) within thirty (30) days after the issuance of the

Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of such Restricted Stock, the Executive shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to such Restricted Stock. If the Executive shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Executive any federal, state or local taxes of any kind required by law to be withheld with respect to such Restricted Stock, as well as the rights set forth in Section 3.6(c) hereof. The Executive acknowledges that it is his sole responsibility, and not the Company's, to file timely the election under Section 83(b) of the Internal Revenue Code and any corresponding provisions of state tax laws if he elects to utilize such election.

                  3.8 Special Incentive Compensation. The Executive agrees that the award of the Restricted Stock hereunder is special incentive compensation and that it, any dividends paid thereon (even if treated as compensation for tax purposes) and any other RS Property will not be taken into account as "salary" or "compensation" or "bonus" in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any life insurance, disability or other benefit plan of the Company.

                  3.9 Delivery Delay. The delivery of any certificate representing Restricted Stock or other RS Property may be postponed by the Company for such period as may be required for it to comply with any applicable federal or state securities law, or any national securities exchange listing requirements and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of such Shares shall constitute a violation by the Executive or the Company of any provisions of any law or of any regulations of any governmental authority or any national securities exchange.

            4. All certificates representing the Shares shall have endorsed thereon the following legends:

                        (a) If Restricted Stock, "THE SHARES REPRESENTED BY THIS
            CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING A VESTING SCHEDULE AND FORFEITURE PROVISION AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.

                        (b) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
            SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

                        (c) Any legend required to be placed thereon by
            applicable blue sky laws of any state.

            5. Securities Representations.

            The Shares are being issued to the Executive and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Employee.

            The Employee acknowledges, represents and warrants that:

                        (a) the Shares are being acquired for his own account
            and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any of such Shares;

                        (b) he has been advised that the Shares have not been
            registered under the Securities Act of 1933 (the "Act") on the ground that no distribution or public offering of the Shares is to be effected, and in this connection the Company is relying in part on his representations set forth in this Section;

                        (c) in the event that the Employee is permitted to sell,
            transfer, pledge, hypothecate, assign or otherwise dispose of the Shares, the Employee may only do so pursuant to a registration statement under the Act and qualification under applicable state securities laws or pursuant to an opinion of counsel satisfactory to the Company that such registration and qualification are not required, and that the transaction (if it involves a sale in the over-the-counter market or on a securities exchange) does not violate the provisions of Rule 144 under the Act. A stop-transfer order will be placed on the books of the Company respecting the certificates evidencing the Shares, and such certificates shall bear, until such time as the Shares evidenced by such certificates shall have been registered under the Act or shall have been transferred in accordance with an opinion of counsel for the Company that such registration is not required, the legends set forth in Section 4 hereof;

                        (c) the transfer of the Shares has not been registered
            under the Act, and the Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available and the Company is under no obligation to register the Shares;

                        (e) he understands that the Shares are restricted
            securities within the meaning of Rule 144 promulgated under the Act; that the exemption form registration under Rule 144 will not be available unless (i) a public trading market then exists for the common stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

      6. Not an Employment Agreement.

            The issuance of the Shares hereunder does not constitute an agreement by the Company to continue to employ the Executive during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which Restricted Stock is outstanding.

            7. Power of Attorney. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Executive for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Executive, may in the name and stead of the Executive, make and execute all conveyances, assignments and transfers of the Restricted Stock, Shares and property provided for herein, and the Executive hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Executive shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for the purpose.

            8.    Miscellaneous.

                  8.1 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

                  8.2 This Agreement constitutes the entire agreement between the parties and cannot be changed or terminated orally. No modification or waiver of any of the provision hereof shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

                  8.3 This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

                  8.4 The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

                  8.5 The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

                  8.6 All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth below or to such other address as either party may designate by like notice.

                        If to the Company:

                        Henry Schein, Inc.
                        135 Duryea Road
                        Melville, New York 11747

                        Attention:  Mark E. Mlotek, Esq.

                        With a copy to:

                        Proskauer Rose Goetz & Mendelsohn LLP
                        1585 Broadway
                        New York, New York 10036
                        Attention:  Robert A. Cantone, Esq.

                        If to the Executive:

                        Bruce J. Haber
                        989 Marcel Road
                        Baldwin Harbor, NY 11510

                        With a copy to:

                        Otterbourg, Steindler, Houston & Rosen, P.C.
                        230 Park Avenue
                        New York, NY 10169

                        Attention:  Donald N. Gellert, Esq.

                  8.7 This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the internal laws of the State of New York.

                  8.8 Notwithstanding anything to the contrary contained in this Agreement, the Restricted Stock may be transferred by the Executive to any member of his immediate family or any trust for the benefit of any such family member, provided such transferee agrees to be bound by the terms of this Agreement to the same extent as the Executive.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    HENRY SCHEIN, INC.


                                    By:
                                    -----------------------------------
                                          Authorized Officer


                                    -----------------------------------
                                    Executive

                                 ACKNOWLEDGEMENT

STATE OF NEW YORK  )
                   )     ss.:
COUNTY OF NEW YORK )


            On this day of____________ , 19__ before me personally appeared _________________________ to me known to be the person described in and who executed the foregoing agreement, and acknowledged that he executed the same as his or her free act and deed.


                                    --------------------------------
                                    Notary Public